UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                SCHEDULE 14A

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]


Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material under Rul 14a-12
[   ]  Confidential, for use of the Commission only (as permitted by
       Rule 14a-69e) (2))


                     HARRIS & HARRIS GROUP, INC.
_________________________________________________________________
        (Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14-a-6(i)
       (1) and 0-11.

    1) Title of each class of securities to which transaction applies:

        ___________________________________________________________

    2) Aggregate number of securities to which transaction applies:

       ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ___________________________________________________________


     4) Proposed maximum aggregate value of transaction:

       ___________________________________________________________

     5) Total fee paid:

       ___________________________________________________________

[   ]  Check box if any part of the fee is offset as provided
       by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

      ___________________________________________________________

   2) Form, Schedule or Registration Statement No.:

      ___________________________________________________________

   3) Filing Party:

      ___________________________________________________________

   4) Date Filed:

     ___________________________________________________________



                       Harris & Harris Group, Inc.





                                          September 18, 2002




Dear Shareholder:

As you probably know, the Harris & Harris Group Annual Meeting is next Thursday, September 26, 2002. We would like to remind you that it is very important for you to vote your shares. Because Proposal 3 is considered a "non-routine" proposal, your broker cannot vote on your behalf, unless you give your broker specific instructions.

Those instructions can be given in any of several ways. You may use the enclosed proxy card to vote your shares, or you may vote via telephone by simply dialing 1-800-690-4238, entering your control number from the enclosed proxy card, and following the prompts given. You may also vote online at www.proxyvote.com. All you need is the control number from the enclosed proxy card. Because the meeting is only a few days away, it is important that you vote today.

We thank you for your continued support.

                                    Sincerely,

                                    Charles E. Harris
                                    Chairman


Enclosures









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